Execution Version AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT This Amendment No. 1 to Contribution Agreement (this “Amendment”), dated as of January 8, 2019, is entered into by and among (i) CW Westborough 1031, LLC and CW Westborough Apartments, LLC, each a Delaware limited liability company (collectively known as the “Initial Borrowers”) and (ii) CW Heights at Meridian Apartments, LP, a Delaware limited partnership (“New Borrower” and, together with Initial Borrowers, each is sometimes individually referred to herein as “Borrower” and collectively as “Borrowers”), and amends that certain Contribution Agreement, dated as of June 29, 2018 among the Initial Borrowers (as may be amended from time to time, the “Agreement”). Background Statement: A. Initial Borrowers executed the Agreement in the connection with the execution of the Master Credit Facility Agreement, dated as of June 29, 2018 (the “Original Master Agreement”), by and between Initial Borrowers and Berkadia Commercial Mortgage, LLC, a Delaware limited liability company (the “Lender”). The Original Master Agreement as amended by that certain Amendment No. 1 to Master Credit Facility Agreement dated as of the date hereof (“Amendment No. 1 to Master Agreement”) among the Borrowers, Lender and Fannie Mae, as the same may be further amended, restated, supplemented or otherwise modified from time to time, is referred to herein as the “Master Agreement.” B. On the date hereof, pursuant to Amendment No. 1 to Master Agreement, Lender and Fannie Mae have agreed to (i) add the Mortgaged Property identified on Exhibit A attached hereto (the “Additional Mortgaged Property”) to the Collateral Pool, (ii) add the New Borrower as a Borrower party to the Master Agreement and (iii) make an additional Advance to the Borrowers pursuant to the terms and conditions of the Master Agreement. C. In connection with the execution and delivery of the Amendment No. 1 to Master Agreement, the Borrowers desire to amend the Agreement in certain respects, as hereinafter set forth. D. Borrowers intend these Recitals to be a material part of this Amendment. NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received at and before the execution hereof, the parties agree as follows: 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to those terms in the Agreement or the Master Agreement, as the case may be. Amendment No. 1 to Contribution Agreement Page 1 Cottonwood III Addition of Heights at Meridian

2. The Agreement is hereby amended to add New Borrower as a Borrower in the Agreement. New Borrower acknowledges and agrees that it is an obligor under the Agreement and agrees to observe and perform each of the terms, conditions and provisions of the Agreement. 3. Amendment. The Loan Percentages set forth in Section 2(a) of the Agreement are hereby deleted and replaced with the following: Allocable Loan Loan Borrower Amount Percentage CW Westborough Apartments, LLC (owner of Parc Westborough Apartments as a tenant-in- $24,706,500.00 34.4293% common) CW Westborough 1031, LLC (owner of Parc $13,303,500.00 18.5389% Westborough Apartments as a tenant-in-common) CW Heights at Meridian Apartments, LP $33,750,000.00 47.0318% Total: $71,760,000.00 100% 4. Full Force and Effect. Except as expressly modified hereby, the Agreement and all of the terms, conditions, covenants, agreements and provisions thereof remain in full force and effect and are hereby ratified and affirmed. 5. Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but which together shall constitute this Amendment. 6. Amendment. Except as amended herein, the Agreement shall remain in full force and effect and the parties hereto ratify and reconfirm the Agreement. In the event of any conflicts of the provisions of this Amendment and the Agreement, this Amendment shall control. [Signatures follow.] Amendment No. 1 to Contribution Agreement Page 2 Cottonwood III Addition of Heights at Meridian

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWER:

CW WESTBOROUGH 1031, LLC,
a Delaware limited liability company

By: ______________________(SEAL)
Name: Gregg Christensen
Title: Chief Legal Officer

CW WESTBOROUGH APARTMENTS, LLC,
a Delaware limited liability company

By: ______________________(SEAL)
Name: Gregg Christensen
Title: Chief Legal Officer

CW HEIGHTS AT MERIDIAN APARTMENTS, LP, a Delaware limited partnership

By: CW Heights at Meridian GP, LLC, a Delaware limited liability company, its general partner

By: ______________________(SEAL)
Name: Gregg Christensen
Title: Chief Legal Officer

Amendment No. 1 to Contribution Agreement
Cottonwood III Addition of Heights at Meridian
S- 1

EXHIBIT A ADDITIONAL MORTGAGED PROPERTY PROPERTY LOCATION Heights at Meridian Apartments 2543 Meridian Parkway Durham, NC 27713 Amendment No. 1 to Contribution Agreement Exhibit A Cottonwood III Addition of Heights at Meridian